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                        GENEREX BIOTECHNOLOGY CORPORATION
                           YEAR 2000 STOCK OPTION PLAN



         1. Purpose. The Plan is intended as an additional incentive to key employees, consultants, advisors and members of the Board of Directors (together, the "Optionees") to enter into or remain in the service or employ of GENEREX BIOTECHNOLOGY CORPORATION, a Delaware corporation (the "Company"), or any Affiliate (as defined below) of the Company, and to devote themselves to the Company's success by providing them with an opportunity to acquire or increase their proprietary interest in the Company through receipt of rights (the "Options") to acquire the Company's Common Stock, par value $.001 per share (the "Common Stock"). Each Option granted under the Plan to a person who is employed by the Company or an Affiliate is intended to be an incentive stock option ("ISO") within the meaning of section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), for federal income tax purposes, except to the extent (i) any such ISO grant would exceed the limitation of subsection 6(a) below, or (ii) any Option is specifically designated at the time of grant (the "Grant Date") as not being an ISO. No Option granted to a person who is not an employee of the Company or any Affiliate on the Grant Date, or is not identified as an ISO in the Option Documents (as hereinafter defined), shall be an ISO.

         For purposes of the Plan, the term "Affiliate" shall mean a corporation which is a parent corporation or a subsidiary corporation with respect to the Company within the meaning of section 424(e) or (f) of the Code.

         2. Administration. The Plan shall be administered by the Board of Directors of the Company, without participation by any director on any matter pertaining to him, provided that any director may join in a written consent to action signed by all directors notwithstanding that such action pertains to such director, in whole or in part. The Board of Directors may appoint a Stock Option Committee composed of three or more of its members to operate and administer the Plan in its stead. The Stock Option Committee or the Board of Directors in its administrative capacity with respect to the Plan is referred to herein as the "Committee."

         The Committee shall hold meetings at such times and places as it may determine. Acts approved at a meeting by a majority of the members of the Committee or acts approved in writing by the unanimous consent of the members of the Committee shall be the valid acts of the Committee.

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         The Committee shall from time to time at its discretion grant Options pursuant to the terms of the Plan. The Committee shall have plenary authority to determine the Optionees to whom and the times at which Options shall be granted, the number of Option Shares (as defined in Section 4 below) to be covered by such Options and the price and other terms and conditions thereof, including a specification with respect to whether an Option is intended to be an ISO, subject, however, to the express provisions of the Plan. In making such determinations the Committee may take into account the nature of the Optionee's services and responsibilities, the Optionee's present and potential contribution to the Company's success and such other factors as it may deem relevant. The interpretation and construction by the Committee of any provision of the Plan or of any Option granted under it shall be final, binding and conclusive.

No member of the Board of Directors or the Committee shall be personally liable for any action or determination made in good faith with respect to the Plan or any Option granted under it, nor shall any member of the Board of Directors or Committee be liable for any act or omission of any other member of the Committee or for any omission on his own part, including but not limited to the exercise of or the failure to exercise any power or discretion given to him under the Plan, except that this section shall not absolve any member of personal responsibility for liabilities which arises out of or result from (i) an intentional infliction of harm on the Company or its shareholders, (ii) intentional violation of criminal law, (iii) acts or omissions that would result in liability under Section 174 of the Delaware General Corporation Law, and (iv) for any transaction from which the member derived improper personal benefit.

         In addition to such other rights of indemnification as he may have as a member of the Board of Directors or the Committee, and with respect to the administration of the Plan and the granting of Options under it, each member of the Board of Directors and of the Committee shall be entitled without further action on his part to indemnity from the Company for all expenses (including the amount of judgment and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Options under it in which he may be involved by reason of his being or having been a member of the Board of Directors or the Committee, whether or not he continues to be such member of the Committee at the time of the incurring of such expenses; provided, however, that such indemnity shall not include any expenses incurred by such member of the Board of Directors or Committee: (i) in respect of matters as to which he shall be finally adjudged in such action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duties as a member of the Board of Directors or the Committee; or (ii) in respect of any settlement amount in excess of an amount approved by the Company on the advice of its legal counsel; and provided further that no right of indemnification hereunder shall be available to or accessible by any such member of the Committee unless within a reasonable time after institution of any such action, suit or proceeding (which shall be no later than the earlier of ten (10) days prior to the date that any responsive pleading or other action in response to the institution of any such proceeding is due, or ten (10) days after he has actual notice of the institution of such proceeding) he shall have offered the Company in writing the opportunity to handle and defend such action, suit or proceeding at its own expense. The foregoing right of indemnification shall inure to the benefit of the heirs, executors or administrators of each such member of the Board of Directors or the Committee and shall be in addition to all other rights to which such member of the Board of Directors or the Committee would be entitled to as a matter of law, contract or otherwise.


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         3. Eligibility. All employees of the Company or its Affiliates (who may also be directors of the Company or its Affiliates) shall be eligible to receive Options hereunder, and such Options may be either ISOs or Options which are not ISOs (hereinafter, "Nonqualified Options"). Consultants, advisors and non-employee directors of the Company shall be eligible to receive only Nonqualified Options hereunder. The Committee, in its sole discretion, shall determine whether an individual qualifies as an employee or an Optionee. An Optionee may receive more than one Option.

         4. Option Shares. The aggregate maximum number of shares of the Common Stock for which Options may be granted under the Plan is Two Million (2,000,000) shares (the "Option Shares"), which number is subject to adjustment as provided in Section 8(b). Option Shares shall be issued from authorized and unissued Common Stock or Common Stock held in or hereafter acquired for the treasury of the Company. If any outstanding Option granted under the Plan expires, lapses or is terminated for any reason, the Option Shares allocable to the unexercised portion of such Option may again be the subject of an Option granted pursuant to the Plan.

         5. Term of Plan. The Plan shall be effective as of the date it is adopted by the Board of Directors of the Corporation (the "Effective Date"), but shall terminate (a) on the first anniversary of the Effective Date unless the Plan is approved by the stockholders of the Company as set forth in section 422(b)(1) of the Code prior to the first anniversary of the Effective date, and
(b) if the Plan is so approved, on the tenth anniversary of the Effective Date. Notwithstanding anything to the contrary herein or in any Option Document (as hereinafter defined), any Options granted hereunder shall terminate on the first anniversary of the Effective Date if the Plan is not approved by the shareholders of the Company prior to the first anniversary of the Effective Date.

         6. Terms and Conditions of Options. Options granted pursuant to the Plan shall be evidenced by written documents (the "Option Documents") in such form as the Committee shall from time to time approve, which Option Documents shall comply with and be subject to the following terms and conditions and with any other terms and conditions (including vesting schedules for the exercisability of Options) which the Committee shall from time to time provide which are not inconsistent with the terms of the Plan.

            a. Number of Option Shares. Each Option Document shall state the number of Option Shares to which it pertains. In no event shall the aggregate fair market value, as of the Grant Date, of Option Shares with respect to which an ISO is exercisable for the first time by the Optionee during any calendar year (under all incentive stock option plans of the Company or its Affiliates) exceed $100,000.

            b. Option Price. Each Option Document shall state the price at which Option Shares may be purchased (the "Option Price"), which, for any ISO, shall be at least 100% of the fair market value of the Common Stock on the date the option is granted as determined by the Committee; provided, however, that if an ISO is granted to an Optionee who then owns, directly or by attribution under


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section 424(b) of the Code, shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company or an Affiliate, then the ISO Option Price shall be at least 110% of the fair market value of the Option Shares on the Grant Date. The Option Price of Nonqualified Options may be below 100% of the fair market value of the Common Stock on the Grant Date. The fair market value of the Common Stock shall be as determined by the Committee, provided that the fair market value of the Common Stock on the Grant Date in respect of the grant of an ISO shall be determined in accordance with Section 422(b)(4) of the Code and Regulations hereunder.

            c. Medium of Payment. An Optionee shall pay for Options Shares (i) in cash, (ii) by certified check payable to the order of the Company, or (iii) by such other mode of payment as the Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board.

            d. Termination of Options. No Option shall be exercisable after the first to occur of the following:

               (i) Expiration of the Option term specified in the Option Documents pertaining thereto, which shall not exceed ten years from the date of grant (or five years from the date of grant in the case of an ISO if, on such date the Optionee owns, directly or by attribution under section 424(b) of the Code, shares possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or an Affiliate);

               (ii) If the Optionee is an employee of the Company or an Affiliate, expiration of three months (or such shorter period as the Committee may select) from the date the Optionee's employment with the Company or its Affiliates terminates for any reason other than (A) disability (within the meaning of section 22(e)(3) of the Code) or death, or (B) circumstances described by subsection (d)(v), below; or expiration of one year from the date the Optionee's employment with the Company or its Affiliates terminates by reason of the Optionee's disability (within the meaning of section 22(e)(3) of the Code) or death;

               (iii) The date, if any, fixed by the Committee as an accelerated expiration date in the event of a "Change in Control" described in sub-Section 6(e)(i) and (ii) below, provided an Optionee who holds an Option affected by such acceleration of expiration date is given written notice at least sixty (60) days before the date so fixed;

               (iv) The date set by the Committee to be an accelerated expiration date after a finding by the Committee that a change in the financial accounting treatment for Options from that in effect on the date the Plan was adopted adversely affects or, in the determination of the Committee, may adversely affect in the foreseeable future, the Company, provided that (A) an Optionee who holds an Option affected by such acceleration of expiration date is given written notice at least sixty (60) days before the date so fixed, and (B) the Committee may take whatever other action, including acceleration of any exercise provisions, it deems necessary or appropriate should it make the determination referred to hereinabove; or


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               (v) A finding by the Committee, after full consideration of the facts presented on behalf of both the Company and the Optionee, that the Optionee has been discharged from employment or service with the Company or an Affiliate for Cause. For purposes of this Section, "Cause" shall mean: (A) a breach by Optionee of his employment or service agreement with the Company or an Affiliate, (B) a breach of Optionee's duty of loyalty to the Company or an Affiliate, including without limitation any act of dishonesty, embezzlement or fraud with respect to the Company or an Affiliate, (C) the commission by Optionee of a felony, a crime involving moral turpitude or other act causing material harm to the Company's or an Affiliate's standing and reputation, (D) Optionee's continued failure to perform his duties to the Company or an Affiliate or (E) unauthorized disclosure of trade secrets or other confidential information belonging to the Company or an Affiliate. In the event of a finding that the Optionee has been discharged for Cause, in addition to immediate termination of the Option, the Optionee shall automatically forfeit all Option Shares for which the Company has not yet delivered the share certificates upon refund of the Option Price; provided, however, that, with respect to any Non-Qualified Option, the Committee may provide other and additional terms and conditions in the Option Document which are expressly or by implication at variance with the above terms and conditions, in which case the terms and conditions set forth in the Option Documents shall be controlling.

            e. Change of Control. In the event of a Change in Control (as defined below), the Committee may take whatever action with respect to the Options outstanding it deems necessary or desirable, including, without limitation, accelerating the vesting, expiration or termination dates in the respective Option Documents to a date no earlier than thirty (30) days after notice of such acceleration is given to the Optionee; provided, however, that
(x) the Committee shall not accelerate the expiration or termination date of any outstanding option except in the case of a Change in Control as described in sub-Sections (i) or (ii) below, and (y) the Committee may provide in the Option Documents other and additional terms and conditions of such Option which are applicable if a Change of Control occurs, including terms and conditions which limit the Committee's discretion under this section. A Change of Control shall be deemed to have occurred upon the earliest to occur of the following events:

               (i) the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) approve a plan or other arrangement pursuant to which the Company will be dissolved or liquidated;

               (ii) the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) approve a definitive agreement to sell or otherwise dispose of substantially all of the assets of the Company;

               (iii) the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) and the stockholders of the other constituent corporation (or its board of directors if stockholder action


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is not required) have approved a definitive agreement to merge or consolidate the Company with or into such other corporation, other than, in either case, a merger or consolidation of the Company in which holders of shares of the Common Stock immediately prior to the merger or consolidation will hold at least a majority of the ownership of common stock of the surviving corporation (and, if one class of common stock is not the only class of voting securities entitled to vote on the election of directors of the surviving corporation, a majority of the voting power of the surviving corporation's voting securities) immediately after the merger or consolidation, which common stock (and, if applicable, voting securities) is to be held in the same proportion as such holders' ownership of Common Stock immediately before the merger or consolidation;

               (iv) the date any entity, person or group, (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended), other than (A) the Company or any of its subsidiaries or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (B) any person who, on the date the Plan is effective, shall have been the beneficial owner of at least twenty percent (20%) of the outstanding Common Stock, shall have become the beneficial owner of, or shall have obtained voting control over, more than fifty percent (50%) of the outstanding shares of the Common Stock; or

               (v) the first day after the first anniversary of the adoption of this Plan by the Board of Directors a majority of the directors comprising the Board of Directors shall have been members of the Board of Directors for less than twenty-four (24) months, unless each director who was not a director at the beginning of such twenty-four (24) month period was either appointed or nominated for election with the approval of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

            f. Transfers. No Option granted under the Plan may be transferred, except by will or by the laws of descent and distribution and, in the case of a Non-Qualified Option, as expressly set forth in the Option Documents. During the lifetime of the person to whom an Option is granted, such Option may be exercised only by the Optionee.

            g. Other Provisions. The Option Documents shall contain such other provisions including, without limitation, additional restrictions upon the exercise of the Option or additional limitations upon the term of the Option, as the Committee shall deem advisable.

            h. Amendment. Subject to the provisions of the Plan, the Committee shall have the right to amend Option Documents issued to such Optionee, subject to the Optionee's consent if such amendment is not favorable to the Optionee except that the consent of the Optionee shall not be required for any amendment made under subsection 6(e) above.

         7. Exercise. No Option shall be deemed to have been exercised prior to the receipt by the Company of written notice of such exercise and of payment in full of the Option Price for the Option Shares to be purchased. Each such notice shall specify the number of Option Shares to be purchased and shall satisfy the securities law requirements set forth in this Section 7.


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         Each exercise notice shall (unless the Option Shares are covered by a then current registration statement or a Notification under Regulation A under the Securities Act of 1933 (the "Act")), contain the Optionee's acknowledgment in form and substance satisfactory to the Company that (i) such Option Shares are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the
Act), (ii) the Optionee has been advised and understands that (A) the Option Shares have not been registered under the Act and are "restricted securities" within the meaning of Rule 144 under the Act and are subject to restrictions on transfer and (B) the Company is under no obligation to register the Option Shares under the Act or to take any action which would make available to the Optionee any exemption from such registration, (iii) such Option Shares may not be transferred without compliance with all applicable federal and state securities laws, and (iv) an appropriate legend referring to the foregoing restrictions on transfer and any other restrictions imposed under the Option Documents may be endorsed on the certificates. Notwithstanding the above, should the Company be advised by counsel that the issuance of Option Shares upon the exercise of an Option should be delayed pending (A) registration under federal or state securities laws or (B) the receipt of an opinion that an appropriate exemption therefrom is available, (C) the listing or inclusion of the shares on any securities exchange or in an automated quotation system or (D) the consent or approval of any governmental regulatory body whose consent or approval is necessary in connection with the issuance of such Option Shares, the Company may defer the exercise of any Option granted hereunder until either such event in A, B, C or D has occurred.

         Notwithstanding any other term of the Plan or anything set forth in any Option Document, no Option granted hereunder shall be exercisable prior to the date that the Plan is approved by the shareholders of the Company, and all Options granted prior to the date of such approval shall terminate on the first anniversary of the Effective Date unless the Plan is approved by the shareholders prior to the first anniversary of the Effective date.

         8. Adjustments on Changes in Common Stock.

            a. In case the Company shall (i) declare a dividend or make a distribution on outstanding shares of its Common Stock in shares of Common Stock, (ii) subdivide or reclassify the outstanding shares of its Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding shares of its Common Stock into a lesser number of shares, the number of Option Shares subject to outstanding Options shall be increased or decreased in proportion to the increase or decrease, as the case may be, in the total number of outstanding shares of Common Stock of the Company as a result of such subdivision, combination or reclassification. Such adjustment shall be effective as of the record date of such subdivision, combination or reclassification. Adjustments hereunder shall be made successively whenever any event specified above shall occur.


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            b. The aggregate number of shares of Common Stock as to which
Options may be granted hereunder shall be adjusted in proportion to any adjustment made in the number of Option Shares covered by outstanding Options pursuant to Section 8(a) above.

            c. In case of any reclassification, recapitalization or other change in the capital structure of the Company affecting its Common Stock, other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination, but including any change in the Common Stock into two or more classes or series of shares), the Optionee shall have the right thereafter to receive upon exercise of this Option solely the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable in connection with such reclassification, recapitalization or other change by a holder of a number of shares of Common Stock equal to the number of Option Shares for which this Option might have been exercised immediately prior to such event.

            d. In case of a Change of Control of the Company involving a consolidation with or merger of the Company into another corporation (other than a merger of consolidation in which the Company is the continuing or surviving corporation), the Optionee shall have the right thereafter to receive upon exercise of the Option solely the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such consolidation, merger, sale, lease or conveyance by a holder of a number of shares of Common Stock equal to the number of Option Shares for which this Option might have been exercised immediately prior to such consolidation or merger.

         9. Amendment of the Plan. The Board of Directors may amend the Plan from time to time in such manner as it may deem advisable, subject to compliance with applicable corporate laws, securities laws and exchange requirements. Notwithstanding the foregoing, any amendment which would change the class of individuals eligible to receive an ISO, extend the expiration date of the Plan, decrease the Option Price of an ISO granted under the Plan or increase the maximum number of shares as to which Options may be granted will only be effective if such action is approved by a majority of the outstanding voting stock of the Company within twelve months before or after such action.

         10. Continued Employment. The grant of an Option pursuant to the Plan shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company or any Affiliate to retain the Optionee in the employ of the Company or an Affiliate, as a member of the Board of Directors, as an independent contractor or in any other capacity.

         11. Withholding of Taxes. Whenever the Company proposes or is required to issue or transfer Option Shares, the Company shall have the right to (a) require the recipient or transferee to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for such Option Shares or (b) take whatever action it deems necessary to protect its interests.

         12. Assumption by Successors. Any agreement providing for a Change of Control involving a consolidation with or merger into another corporation (other than a merger or consolidation in which the Company is the continuing or surviving corporation) shall make express, effective provisions for the assumption of the Company's obligations under this Plan by the surviving or continuing corporation, and/or by the parent of the surviving or continuing corporation in the case of a "triangular" merger in which holders of the Company's Common Stock receive securities of such parent corporation in exchange for or in conversion of the Company's Common Stock.


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